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                         CONSENT OF REGISTERED ENGINEER
                         ------------------------------



I hereby consent to the inclusion and reference of my report dated June 20, 2002 entitled "Reserve and Economic Report" for Delta Oil and Gas' interest in Production Specialties Company Liberty Valance 23-10, RD 1 as of 3/31/02 in Amendment No. 1 to the Form SB-2 Registration Statement to be filed by Delta
Oil and Gas, Inc. with the United  States  Securities  and  Exchange
Commission.




Dated the 21st day of June, 2002


/s/ Mark E. Anderson

Mark E. Andersen, P.E.